Exhibit 10.3

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of January, 2014, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at *** (“Bank”) and COLLEGIUM PHARMACEUTICAL, INC., a Delaware corporation with a loan production office located at 780 Dedham Street, Suite 800, Canton, Massachusetts 02021 (“Borrower”).

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 28, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Loan Agreement.

2.1          Section 4 (Term) of the Loan Agreement.  Section 4 of the Loan Agreement is amended by deleting “Term Loan Maturity Date” and inserting “Growth Capital Maturity Date” in lieu thereof.

2.2          Schedule A (Loan Terms).  Schedule A of the Loan Agreement is amended in its entirety and replaced with the Schedule A attached as Exhibit 1 hereto.

2.3          Schedule C (Definitions).  The following terms and their definitions set forth on Schedule C of the Loan Agreement are amended and replaced with the following:

“             “Final Payment” is, a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) equal to $21,516.15, due on the earliest to occur of (a) the Growth Capital Maturity Date, (b) the acceleration of any Loan, or (c) the prepayment of a Loan pursuant to this Agreement.”

“              “Warrant” means collectively, that certain (i) Warrant to Purchase Stock dated as of the Effective Date, and (ii) Warrant to Purchase Stock dated as of the First Amendment Effective Date, in each case executed by Borrower in favor of Bank, as it may be amended, restated and modified from time to time.”

2.4          Schedule C (Definitions).  The following new terms and definitions are inserted to appear alphabetically on Schedule C of the Loan Agreement:

“              “2014 Amortization Date” is, for any Loan, the first Payment Date following the twelve (12) month anniversary of the Funding Date of such Loan.”

“              “First Amendment Effective Date” is January 31, 2014.”

“              “Growth Capital Draw Period” is defined in Schedule A.”

“              “Growth Capital Term A Loan” is defined in Schedule A.”

“              “Growth Capital Term B Loan” is defined in Schedule A.”

“              “Growth Capital Maturity Date” is defined in Schedule A.”

“              “Milestone Event” means receipt by Bank of evidence satisfactory to Bank in its sole and absolute discretion on or before August 31, 2014, that Borrower has achieved positive phase III data in connection with its COL-003 Oxycodone clinical trials.”

“              “Term Loan” is defined in Schedule A.”

3.             Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by

Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Ratification of Schedule D.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in Schedule D (Statement of Borrower’s Information) of the Loan Agreement dated as of August 28, 2012 (“Schedule D”), and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in Schedule D have not changed, as of the date hereof.

6.             Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER		BANK

COLLEGIUM PHARMACEUTICAL, INC.		SILICON VALLEY BANK

By:	/s/ Michael Heffernan	By:	/s/ Christina M. Zorzi
Name:	Michael Heffernan	Name:	Christina M. Zorzi
Title:	President	Title:	V.P.

[Signature Page to First Amendment to Loan and Security Agreement]

Exhibit 1

SCHEDULE A

LOAN TERMS

BORROWER:     COLLEGIUM PHARMACEUTICALS, INC.

TERM LOAN	$1,000,000.00 (the “Term Loan”)

Term Loan Amount:	First Amendment Effective Date.

Term Loan Maturity Date:	The period of time from the Effective Date through the earlier to occur of: (i) June 30, 2013 or (ii) an Event of Default.

Term Loan Draw Period:

Subject to the terms and conditions of this Agreement and upon the delivery to Bank by Borrower of a completed and executed irrevocable LOAN PAYMENT/ADVANCE REQUEST FORM (in the form of Schedule F), Bank shall make one (1) Loan available to Borrower in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) on the Effective Date. Subject to the terms and conditions of this Agreement, during the Term Loan Draw Period, and upon the delivery to Bank by Borrower of a completed and executed irrevocable LOAN PAYMENT/ADVANCE REQUEST FORM (in the form of Schedule F), Bank shall make Loans available to Borrower in an aggregate principal amount up to Seven Hundred Fifty Thousand Dollars ($750,000.00), provided that each Loan shall be in a principal amount of at least Two Hundred Fifty Thousand Dollars ($250,000.00).

Once repaid, Loans may not be reborrowed.

Term Loan Advances:

Bank will be obligated to make a Loan, so long as (i) each of the representations and warranties in Section 3 of the Agreement is materially true on the date the LOAN PAYMENT/ADVANCE REQUEST FORM is submitted and on the effective date of such Loan (except to the extent they relate specifically to an earlier date, in which case such representation and warranties shall continue to have been true and accurate as of such specified date), and (ii) no Event of Default shall have occurred and be continuing or result from such Loan.

Repayment:

Commencing on the first Payment Date of the month following the month in which the Funding Date of a Loan occurs, and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of each Loan at the rate set forth below.

Commencing on the applicable Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay each Loan in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth below. The final payment due on the applicable Term Loan Maturity Date shall include all outstanding principal and all accrued and unpaid interest under the Loan and all other outstanding Obligations with respect to such Loan.

GROWTH CAPITAL TERM LOAN

Growth Capital Term Loan:

On the First Amendment Effective Date, and subject to the terms and conditions of this Agreement, and upon the delivery by Borrower to Bank of a completed and executed irrevocable LOAN PAYMENT/ADVANCE REQUEST FORM (in a form acceptable to Bank), Bank shall make one (1) Loan to Borrower in the original principal amount of Two Million Dollars ($2,000,000.00) (the “Growth Capital Term A Loan”); provided that, a portion of the Growth Capital Term A Loan shall be used to pay in full all outstanding Obligations of Borrower to Bank pursuant to the Term Loan, at which time all Obligations with respect to the Term Loan shall be satisfied in full. Subject to the terms and conditions of this Agreement, during the Growth Capital Draw Period, and upon the delivery by Borrower to Bank of a completed and executed irrevocable LOAN PAYMENT/ADVANCE REQUEST FORM (in a form acceptable to Bank), Bank shall make two (2) additional Loans to Borrower in an amount of up to the Four Million Dollars ($4,000,000.00) (the “Growth Capital Term B Loan”). The aggregate original principal amount of the Growth Capital Term A Loan and the Growth Capital Term B Loan shall not exceed Six Million Dollars ($6,000,000.00). After repayment, no Loan may be reborrowed.

Bank will be obligated to make Loans, so long as (i) each of the representations and warranties in Section 3 of the Agreement is materially true on the date the LOAN PAYMENT/ADVANCE REQUEST FORM is submitted and on the effective date of such Loan (except to the extent they relate specifically to an earlier date, in which case such representation and warranties shall continue to have been true and accurate in all material respects as of such specified date), and (ii) no Event of Default shall have occurred and be continuing or result from such Loan.

Growth Capital Draw Period:	Is period of commencing upon the Milestone Event through the earlier to occur of (a) an Event of Default, or (b) August 31, 2014 (the “Growth Capital Draw Period”).

Maturity Date:	Is with respect to each Loan, the Payment Date which is thirty-five (35) months after the applicable 2014 Amortization Date (the “Growth Capital Maturity Date”).

Repayment:

Commencing on the first Payment Date of the month following the month in which the Funding Date of the applicable Loan occurs and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of such Loan at the rate set forth below.

Commencing on the applicable 2014 Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay each Loan in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued but unpaid interest at the rate set forth below. The final payment due on the applicable Growth Capital Maturity Date shall include all outstanding principal and accrued and unpaid interest under each Loan and all other outstanding Obligations with respect to each Loan.

Interest Rate:

Each Loan shall accrue interest on the outstanding principal balance at a per annum rate of one and three-quarters of one percent (1.75%) above the Prime Rate, fixed as of the Funding Date for each Loan. Interest is computed on a 360-day year for the actual number of days elapsed. Any amounts outstanding during the continuance of an Event of Default

Default Rate:	shall bear additional interest at the rate of five percent (5.0%) per annum.

Permitted Prepayment:

Borrower shall have the option to prepay all (but not less than all) of the Loans provided Borrower (i) provides written notice to Bank of its election to prepay the Loans at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal and accrued interest under the Loans, (B) the Final Payment, and (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

Mandatory Prepayment:

If the Loans are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal and accrued interest under the Loans, (ii) the Final Payment, and (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

Request to Debit Accounts:

Bank may debit any of Borrower’s deposit accounts (including account number(s):                                               ) at Bank for principal and interest payments or any amounts Borrower owes Bank when due. Bank will notify Borrower when it debits Borrower’s accounts. Such debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

LIMITATION TO BANK’S OBLIGATIONS

Limitation:

Bank’s obligation to lend the undisbursed portion of the Loan will terminate if, in Bank’s reasonable discretion, there has been any material impairment in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

FEES

Final Payment:	Borrower will pay the Final Payment, when due hereunder.

Commitment Fee:	Borrower previously paid to Bank on the Effective Date a fully earned, non-refundable commitment fee of Five Thousand Dollars ($5,000.00).

WARRANT

Warrant:

Concurrently on the First Amendment Effective Date, Borrower will execute, deliver and issue to Bank a warrant to purchase shares of Borrower’s common stock in form and substance satisfactory to Bank in its sole discretion.

BANKING MATTERS

Banking Matters:	Borrower shall maintain all of its and all of its Subsidiaries’ (if any) operating, depository, and securities accounts with Bank and Bank’s affiliates.

FINANCIAL REPORTING REQUIREMENTS

Financial Reports:	Borrower shall provide Bank:

•                  Monthly Financial Statements. Within thirty (30) days after the end of each month, monthly financial statements prepared by Borrower in accordance with GAAP, together with a Compliance Certificate signed by a Responsible Officer in the form of Schedule E;

•                  Annual Audited Financial Statements. Within one hundred eighty (180) days following the end of Borrower’s fiscal year, annual, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion in the financial statements from independent public accountants acceptable to Bank; and

•                  Board Approved Operating Plan. As soon as available, but no later than sixty (60) days after the last day of Borrower’s fiscal year, a Board-approved operating plan, including balance sheet and income statement projections set forth on a monthly basis for the then current fiscal year in a form acceptable to Bank.